UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 445-5700	N/A
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2013, we completed an underwritten public offering of 9,200,000 shares of our common stock, $0.01 par value per share (the “Common Stock”), for net proceeds of approximately $189.6 million, after deducting the underwriting discount and estimated expenses payable by us. In connection with the issuance and sale of shares of the Common Stock, we entered into an underwriting agreement, dated February 7, 2013, among us, our operating partnership, Hudson Pacific Properties, L.P. (the “Operating Partnership”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., as the representatives of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Operating Partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, we have agreed not to sell or transfer any shares of Common Stock or any equity securities similar to or ranking on par with or senior to the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock or similar, parity or senior equity securities for 60 days after February 7, 2013 without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on July 21, 2011 (File No. 333-175326), a base prospectus, dated July 21, 2011, included as part of the registration statement, and a prospectus supplement, dated February 7, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues concerning the shares of Common Stock issued and sold in the offering.

On February 12, 2013, we contributed the net proceeds of the offering to our Operating Partnership in exchange for 9,200,000 common units of partnership interests in the Operating Partnership. The Operating Partnership will use the net proceeds to repay $60 million of borrowings outstanding under its unsecured revolving credit facility, fund development or redevelopment actvities, fund potential acquisition opportunities and/or for general corporate purposes.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 7, 2013, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., as the representatives of the several underwriters named therein.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: February 12, 2013	By:	/s/ Mark Lammas
Mark Lammas
Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 7, 2013, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., as the representatives of the several underwriters named therein.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).